EXHIBIT 5.2
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                        [Letterhead of Macleod Dixon LLP]


August 22, 2002

EnCana Corporation

Dear Sirs:

Re: EnCana Corporation

Reference is made to the base shelf short form prospectus (the "Prospectus") forming part of the registration statement on Form F-9 (File No. 333--98087) filed by EnCana Corporation (the "Company") with the U.S. Securities and Exchange Commission.

We hereby consent to all references to our firm's advice and opinion under the heading "Description of Debt Securities - Enforceability of Judgments" in the Prospectus.

                                         Yours truly,

                                         /s/MACLEOD DIXON LLP
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                                         By: (signed) "Kevin E. Johnson"